B U I L D I N G B R I G H T E R F U T U R E S Coal Producer of Choice in a Net-Zero Emissions Focused World Jim Grech, President & CEO | March 1, 2022

2 Disclosure Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," “projects,” "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events, or developments that Peabody expects will occur in the future are forward-looking statements. They may include estimates of sales and other operating performance targets, cost savings, capital expenditures, other expense items, actions relating to strategic initiatives, demand for the company’s products, liquidity, capital structure, market share, industry volume, other financial items, descriptions of management’s plans or objectives for future operations and descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond Peabody’s control, including the ongoing impact of the COVID-19 pandemic and factors that are described in Peabody’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody’s website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

3 2021 Peabody Quick Facts(1) 1. All statistics for the year ended December 31, 2021. 2. Total Recordable Incident Frequency Rate (“TRIFR”) equals recordable incidents per 200,000 hours worked; MSHA reported total U.S. TRIFR for 2020 of 2.69. 3. Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix. TRIFR(2) 1.18 Employees ~4,900 Acres Restored ~2,400 Countries Served 15 2021 Revenues $3.3 Billion 2021 Adjusted EBITDA(3) $917 Million Tons Sold 130 Million Seaborne Thermal – 17 Million Tons Seaborne Met – 5.5 Million Tons US Thermal – 105 Million Tons

4 Foundational Building Blocks For The Coal Producer of Choice Resilient in All Cycles Growing with Stakeholders Operational Excellence Financial Strength ESG Champion The Coal Producer of Choice Diversity of Products

5 Foundational Building Blocks For The Coal Producer of Choice Resilient in All Cycles Growing with Stakeholders Operational Excellence Financial Strength ESG Champion The Coal Producer of Choice Diversity of Products

6 Financial Strength from Portfolio Diversity • Adjusted EBITDA of $917 million in 2021 with $444 million in the fourth quarter driven by strong seaborne market pricing • Exposure to growing seaborne markets provides outsized margins in favorable market conditions • U.S. operations consistently deliver positive cash flows • Free Cash Flow of $427 million in fourth quarter of 2021 • Projecting increasingly strong cash flows in 2022, capitalizing on strong seaborne margins Seaborne Thermal $353 Seaborne Met $178 Middlemount $48 PRB $135 Other US Thermal $164 Other $38 2021 Adjusted EBITDA ($ in millions) Note: Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix.

7 Foundational Building Blocks For The Coal Producer of Choice Resilient in All Cycles Growing with Stakeholders Operational Excellence Financial Strength ESG Champion The Coal Producer of Choice Diversity of Products

8 • PRB Thermal • Other US Thermal Mining Operations • Seaborne Met • Seaborne Thermal Peabody Snapshot Surface Mine Underground Mine

9 Portfolio Diversity Makes Peabody Unique Coal delivered primarily to Asia Pacific market Australian operations anchored by low cost Wilpinjong Mine Consistently high margins throughout price cycle Adjusted EBITDA of $353 million in 2021 Seaborne Thermal Seaborne Met U.S. Thermal Coal delivered to Asia Pacific and Atlantic markets Diversity of supply and sourcing from U.S. and Australia Positioned to benefit across price cycles with sustainable cost structure Adjusted EBITDA of $178 million in 2021 Coal delivered to U.S. customers in 20+ states Lowest cost PRB & Other U.S. Thermal mines location advantage Maximizing cash generation from baseload demand Adjusted EBITDA of $299 million in 2021 Note: Adjusted EBITDA is a non-GAAP financial measure. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix. Significant scale, offering diversity in markets, geography and products

10 Foundational Building Blocks For The Coal Producer of Choice Resilient in All Cycles Growing with Stakeholders Operational Excellence Financial Strength ESG Champion The Coal Producer of Choice Diversity of Products

Operational Excellence is the Foundation of Our Operations

Peabody


Peabody
930E
440
KOMAT

- Commitment to Safe, Sustainable operations drives all activities
  - 1st to achieve CoreSafety Certification
  - Award winning Mine Rescue teams
  - Sentinels of Safety Award 2017 & 2018
  - 1.18 TRIFR(1) vs industry average of 2.69
- Operate cost-competitive mines by driving operational efficiencies through application of continuous improvement and technology-driven solutions
  - 8% decrease in costs per ton sold(2)
- Risk-informed, investment optimal, strategic plans provide operational flexibility and ensure resiliency against uncertain coal price and demand cycles

1. Total Recordable Incident Frequency Rate ("TRIFR") equals recordable incidents per 200,000 hours worked; Peabody 2021 TRIFR of 1.18; MSHA reported total U.S. TRIFR for 2020 of 2.69.
2. Operating Costs and Expenses divided by Tons Sold for the year ended Dec 2021 as compared to the year ended Dec. 2019.

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12 Foundational Building Blocks For The Coal Producer of Choice Resilient in All Cycles Growing with Stakeholders Operational Excellence Financial Strength ESG Champion The Coal Producer of Choice Diversity of Products

13 Emphasis on ESG to Create Long-Term Stakeholder Value • Responsible coal mining, reducing impact from operations and making best use of natural resources • Targets for greenhouse gas reduction, water conservation, waste management and land reclamation • Collaborating with stakeholders on a pipeline of projects aimed at reducing emissions and creating future carbon offsets Environmental Social • Safety is our first value and leading measure of excellence • Strive for diversity of backgrounds, thoughts and experiences with inclusive workplaces • Significant contributions to regions through taxes, fees and royalties • Member of U.N. Global Compact • Signatory to CEO Action for Diversity & Inclusion pledge Governance • Focus on good governance, strategy and management, with integrity embedded in culture • Independent Board Chair and committees • Management compensation aligns management with stockholders, and incorporates ESG metrics

14 Commitment to Sustainability and ESG Goals as the “Coal Producer of Choice” • Our customers must balance the need for a timely transition with the continued need for coal generation to supply reliable, low-cost energy • We are embracing the world’s transition to net- zero emissions as an opportunity to create further value for our stakeholders by reducing emissions at our operations and developing ways to support our customers’ ESG commitments • We have established near-term Scope 1 and 2 emissions reduction targets as our first, incremental step toward our long-term ambition of net-zero emissions by 2050 • We are taking action with a pipeline of projects targeted to meet emission reduction goals by leveraging existing assets and new technology 15% GHG emission reduction by 2026(1) Net- Zero Emissions aspiration by 2050 1. 15% GHG Emission reduction target by 2026 as compared to 2018 base.

15 Foundational Building Blocks For The Coal Producer of Choice Resilient in All Cycles Growing with Stakeholders Operational Excellence Financial Strength ESG Champion The Coal Producer of Choice Diversity of Products

16 Building on Current Strength to Enhance Financial Resiliency • Positioning balance sheet to be resilient across market cycles through debt and other liability reductions • Reduced senior secured debt by $420 million or 25% in 2021 • Reduced total liabilities by ~$600 million since 2019 – a 22% reduction • Gross Leverage of 1.2x; Net Leverage of 0.2x 2021 Adjusted EBITDA • Targeting Gross Leverage of $500 million • Nearly $1 billion of cash as of December 31, 2021 1,311 1,548 1,138 752 728 720 626 443 233 $2.7B $2.7B $2.1B 0 500 1,000 1,500 2,000 2,500 3,000 2019 2020 2021 Debt and Legacy Liabilities (USD in millions, unless noted) Total Debt ARO Retiree Benefits Note: Adjusted EBITDA is a non-GAAP financial measure. Net Leverage and Gross Leverage are non-GAAP operating/statistical measures. Refer to the definitions and reconciliations to the nearest GAAP measure in the appendix.

17 Foundational Building Blocks For The Coal Producer of Choice Resilient in All Cycles Growing with Stakeholders Operational Excellence Financial Strength ESG Champion The Coal Producer of Choice Diversity of Products

18 Global Demand for Coal – Strong Economies Need Affordable Energy • Demand rebound in mid- 2021 to fuel global economic recovery • Developing Asian countries continue to increase coal consumption • While western countries have begun transition to net- zero emissions • However, this is costly, and renewable reliability is questionable • Technology, experimentation and innovation is needed, including carbon capture and related carbon offset accounting frameworks Source: IEA. 0 4,000 5,000 6,000 7,000 9,000 8,000 7,456 20242021 7,906 2019 2020 7,801 8,031 North America Europe ROW Other Asia India China Coal Consumption (tons in millions)

19 -50% 50% 150% 250% Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Thermal Coal Price Performance Thermal - NEWC (prompt) Thermal - PRB (prompt) Market Dynamics • Robust price indices and demand for each of our market segments • Supply challenges coincide with period of elevated demand • High barriers to entry and lack of global investment limit ability for supply response • Positioned to benefit from market with near-term price exposure to both seaborne and U.S. markets -50% 50% 150% 250% Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Met Coal Price Performance Met - LV HCC (spot) Met - LV PCI (spot) Source: Platts and ICE Futures.

20 Opportunities to create additional value with our existing assets Organic Growth Opportunities to Accomplish Net-Zero Emissions Aspiration 1. Measured and Indicated Resources per Peabody 10-K for the year ended December 31, 2021. • Met Coal Resources: 724 million tons of resources(1) - Opportunity: Reweight investments towards met coal developments such as North Goonyella • Land: 185,000+ acres in US alone - Opportunity to develop renewable projects - Generates value and supports our customers needs • Water: 38 million gallons managed per day - Opportunity for pump storage generation - Potential sale of water • Methane Gas: 60,000+ tons per year - Opportunity to capture, sell or use Methane from underground facilities • Operational Efficiencies: - Fuel usage , haul optimization, process water recycling, equipment electrification, employee commute reduction

21 ESG Pipeline Highlight: R3 Renewables Reclaim, Reimagine, Repower • 50% ownership in R3 Renewables to develop utility scale projects on reclaimed mining properties • Creates value while utilizing Peabody’s core competencies in environmental management and permitting, in addition to monetizing existing Midwest land assets • Ability to serve customer ESG ambitions and demand for renewables by potentially delivering credits with coal supply contracts to achieve net-zero achieve emissions • Joint venture partners bring expertise in renewable project development and capital market capabilities Joint venture in collaboration with Riverstone Holdings and Summit Partners Pursue development of up to 3.3 GW of utility-scale solar PV and 1.6 GW of battery storage Six potential sites on large tracts of land on or near previous coal mining operations in Indiana and Illinois

22 The Role of Technology in the World’s Net-Zero Transition • Deployment of technology is imperative to reaching a sustainable, net-zero emissions future • Proven technology exists today to eliminate carbon emissions, including: - High-efficiency, low-emissions coal-fueled generation (HELE), - CCS (Carbon Capture and Storage) and - Coal to Hydrogen • CCS has been ratified by the Intergovernmental Panel on Climate Change (IPCC) • Climate goals and more attractive investment environment, including tax incentives, are spurring additional development at commercial scale The IEA states that CCS is pivotal to reaching Paris climate targets and estimates that 12 per cent of cumulative emission reductions to 2050 must come from CCS. The IPCC in its Fifth Assessment (2014) concludes that achieving a 2°C goal will be 138 per cent more expensive without CCS. This means achieving a goal well below 2°C is unlikely, if not impossible, without CCS.

23 Technology Development • We support research and key initiatives in low emissions projects and partnerships such as: - Low Emission Technology Australia (LETA) - Carbon Capture Coalition - Carbon Utilization Research Council (CURC) • University of Wyoming School of Energy Resources - Peabody Advanced Coal Technology - Carbon engineering - Carbon Capture, Use and Storage - Rare earth element recovery - Critical materials - Coal-derived products

24 Coal Producer of Choice – Building Brighter Futures Providing essential products for the production of affordable, reliable energy and steel Positioned to be the Coal Producer of Choice • Resilient in all markets • Growing with our stakeholders Remain committed to coal as foundation for the future while embracing the world’s transition to net-zero emissions

B U I L D I N G B R I G H T E R F U T U R E S Thank You!

2 26 Appendix Materials

27 Investment Highlights Financial strength from strong projected cash flows and liability reductions Cost competitive assets, resilient across markets Diversified portfolio of assets, makes Peabody unique amongst peers and provides competitive advantage Strategically positioned to serve growing Asia-Pacific and most competitive U.S. thermal coal markets Operational excellence: drives safety, productivity, cost efficiency, reclamation Commitment to ESG and to be the Coal Producer of Choice Organic growth opportunities

Peabody's Business Segments

Peabody

Seaborne Thermal



Mines:
- Wilpinjong
- Wambo Underground
- Wambo OC JV

Full Year 2021	
Tons Sold (millions)	17.3
Revenues per Ton	$54.09
Costs per Ton	$33.64
Adjusted EBITDA Margin per Ton	$20.45

Seaborne Metallurgical



Mines:
- Shoal Creek
- Metropolitan
- Coppabella / Moorvale (CMJV)
- Middlemount JV

Full Year 2021	
Tons Sold (millions)	5.5
Revenues per Ton	$131.83
Costs per Ton	$99.55
Adjusted EBITDA Margin per Ton	$32.28

Powder River Basin



Mines:
- North Antelope Rochelle
- Caballo
- Rawhide

Full Year 2021	
Tons Sold (millions)	88.4
Revenues per Ton	$10.99
Costs per Ton	$9.46
Adjusted EBITDA Margin per Ton	$1.53

Other U.S. Thermal



Mines:
- Bear Run
- Francisco Underground
- Wild Boar
- Gateway North
- Twentymile
- El Segundo

Full Year 2021	
Tons Sold (millions)	16.9
Revenues per Ton	$40.75
Costs per Ton	$31.04
Adjusted EBITDA Margin per Ton	$9.71

Note: Revenues per Ton, Costs per Ton and Adjusted EBITDA Margin per Ton are non-GAAP operating/statistical measures. Revenues per Ton and Adjusted EBITDA Margin per Ton are equal to revenues by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenues per Ton less Adjusted EBITDA Margin per Ton. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix.

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29 Review of Recent Operating Initiatives Seaborne Thermal Seaborne Metallurgical Powder River Basin Other U.S. Thermal • Completed development at Wilpinjong Extension and Wambo Open-Cut • Completed ramp up of Metropolitan longwall production • Ramping up longwall production at Shoal Creek • Advancing development work at Moorvale South • Increasing production at Middlemount • Reviewing potential restart of North Goonyella • Adding underground production units in the Illinois Basin and increasing production at our Wild Boar Complex • Refurbishing and relocating equipment in the PRB, making expenditures to capture near term demand and add flexibility to the mine plan

Seaborne Thermal: Tier One Assets with Strong Margins

Peabody


Seaborne Thermal
Volumes, Revenues per Ton and Costs per Ton
20 Mt
19 Mt
17 Mt
17 - 18 Mt
$50
$33
$37
$29
$54
$34
Priced
Volume
$37
2019
2020
2021
2022E
Wilpinjong Domestic
Wilpinjong Export
Wambo UG and OC
Revenues per Ton
Costs per Ton

- Wilpinjong is one of Australia's lowest-cost coal mining operations with approximately six million tons of annual export volumes
- Wambo UG and OC achieve Newcastle benchmark pricing while Wilpinjong export prices at a discount to the API5
- Adjusted EBITDA margins of 38% in 2021 (50% in Q4)
- Stronger margins and cash flows anticipated in 2022 with volume exposed to current and forward prices

Adjusted EBITDA margins, Revenues per Ton, Costs per Ton and Adjusted EBITDA Margin per Ton are non-GAAP operating/statistical measures. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenues. Revenues per Ton and Adjusted EBITDA Margin per Ton are equal to revenues by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenues per Ton less Adjusted EBITDA Margin per Ton. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix. Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. 2022 costs per ton represent mid-point of guidance.

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Seaborne Metallurgical: Delivering Increased Volumes into Robust Markets

Peabody



Seaborne Met
Volumes, Revenues per Ton and Costs per Ton
8 Mt
6 Mt
5 Mt
6.5 - 7.5 Mt
$128
$110
$109
$86
$132
$100
$105
Priced
Volume
2019
2020
2021
2022E
CMJV
Metropolitan
Shoal Creek
Millennium
Revenues per Ton
Costs per Ton

- Improvement initiatives at met operations for sustainability across market cycles
- Shoal Creek ramping up production in H1 2022
- Moorvale South at CMJV, expected production in mid-22
- Middlemount JV provides additional two million tons of PCI / SHCC exposure (FY21 Adjusted EBITDA of $48 million)
- Adjusted EBITDA margins of 24% in 2021 (50% in Q4)
- Strong margins and cash flows anticipated in 2022 with volume exposed to current and forward prices

Adjusted EBITDA margins, Revenues per Ton, Costs per Ton and Adjusted EBITDA Margin per Ton are non-GAAP operating/statistical measures. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenues. Revenues per Ton and Adjusted EBITDA Margin per Ton are equal to revenues by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenues per Ton less Adjusted EBITDA Margin per Ton. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix. Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. 2022 costs per ton represent mid-point of guidance.

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Powder River Basin: Operates as a Complex to Maximize Returns

Peabody



Powder River Basin
Volumes, Revenues per Ton and Costs per Ton
108 Mt
87 Mt
88 Mt
88 - 95 Mt
Priced Volume
$11.37
$11.37
$10.99
$12.40
$9.32
$9.14
$9.46
$10.25
2019
2020
2021
2022E
NARM
Caballo
Rawhide
Revenues per Ton
Costs per Ton

- Three operations provide diversity of products and sourcing options
- Lowest cost producer in the basin; most competitive against natural gas
- Focused on multi-year sales agreements and expanding margins
- Incremental 2022 production open to currently much higher spot prices
- 3-year cumulative Free Cash Flow of $453 million

Adjusted EBITDA margins, Revenues per Ton, Costs per Ton and Adjusted EBITDA Margin per Ton are non-GAAP operating/statistical measures. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenues. Revenues per Ton and Adjusted EBITDA Margin per Ton are equal to revenues by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenues per Ton less Adjusted EBITDA Margin per Ton. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix. Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. 2022 costs per ton represent mid-point of guidance.

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Other U.S. Thermal: Supplies Regional Demand with Strong Margins

Peabody



Other U.S. Thermal
Volumes, Revenues per Ton and Costs per Ton
28 Mt
18 Mt
17 Mt
18 - 19 Mt
Priced Volume
$47
$39
$41
$43.50
$34
$30
$31
$32.50
2019
2020
2021
2022E
Illinois Basin
Kayenta
El Segundo
Twentymile
Revenues per Ton
Costs per Ton

- Ramping up volumes in 2022 to meet near-term demand while supporting long-term agreements
- Proximity to customers provides competitive advantage and delivers high margins
- Increased margins expected in 2022 and 2023 on strong book of sales
- 3-year cumulative Free Cash Flow of $593 million

Adjusted EBITDA margins, Revenues per Ton, Costs per Ton and Adjusted EBITDA Margin per Ton are non-GAAP operating/statistical measures. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenues. Revenues per Ton and Adjusted EBITDA Margin per Ton are equal to revenues by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenues per Ton less Adjusted EBITDA Margin per Ton. Refer to the definitions and reconciliations to the nearest GAAP measures in the appendix. Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. 2022 costs per ton represent mid-point of guidance.

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34 Impact of Convertible Offering on Pro Forma Debt $320 $323 $78 $206 $194 $63 $23 $257 2022 2023 2024 2025 2026 2027 2028 Pro Forma Debt Maturity Profile ($ in millions) (1) $275 million convertible principal amount offering size plus an additional $45mm greenshoe, prior to any fees and expenses. (2) Indicates redeemed senior secured debt. Sr. Sec. Term Loan PIC_AU Sr. Sec. Term Loan 6.00% Sr. Sec. Notes 6.375% Sr. Sec. Notes(1)(2) Pro Forma 6.375% Sr. Sec. Notes(1) 3.25% Convertible Notes PIC_AU 10.00% Sr. Sec. Notes 8.500% Sr. Sec. Notes(2) • Net proceeds from the offering and available cash will be used to fully redeem the $62.6 million of outstanding 8.500% Senior Notes due 2024 and redeem a portion of the $334.9 million of outstanding 6.375% Senior Secured Notes due 2025 • Senior secured debt would be reduced from $1.1 billion to approximately $824 million as a result of the redemptions(1) • Transforms the Company's debt maturity profile with $320 million(1) extended to 2028

2 35 Reconciliation of Non- GAAP Measures

Reconciliation of Non-GAAP Measures

Peabody

	Year Ended Dec. 31, 2019	Year Ended Dec. 31, 2020	Quarter Ended Mar. 31, 2021	Quarter Ended Jun. 30, 2021	Quarter Ended Sept. 30, 2021	Quarter Ended Dec. 31, 2021	Year Ended Dec. 31, 2021
Tons Sold (In Millions)							
Seaborne Thermal Mining Operations	19.5	19.0	4.1	4.1	4.5	4.6	17.3
Seaborne Metallurgical Mining Operations	8.1	5.6	1.0	1.4	1.5	1.6	5.5
Powder River Basin Mining Operations	108.1	87.2	20.7	22.5	22.7	22.5	88.4
Other U.S. Thermal Mining Operations	27.9	18.3	3.9	3.9	4.5	4.6	16.9
Total U.S. Thermal Mining Operations	136.0	105.5	24.6	26.4	27.2	27.1	105.3
Corporate and Other	1.9	2.5	0.5	0.9	0.5	0.1	2.0
Total	165.5	132.6	30.2	32.8	33.7	33.4	130.1
Revenue Summary (In Millions)							
Seaborne Thermal Mining Operations	$ 971.7	$ 711.8	$ 176.4	$ 194.1	$ 260.7	$ 302.8	$ 934.0
Seaborne Metallurgical Mining Operations	1,033.1	486.5	87.5	121.0	179.5	339.7	727.7
Powder River Basin Mining Operations	1,228.7	991.1	228.4	248.6	247.1	247.1	971.2
Other U.S. Thermal Mining Operations	1,309.4	707.3	149.3	162.1	184.6	193.1	689.1
Total U.S. Thermal Mining Operations	2,538.1	1,698.4	377.7	410.7	431.7	440.2	1,660.3
Corporate and Other [1]	80.5	(15.6)	9.7	(2.4)	(192.9)	181.9	(3.7)
Total	$ 4,623.4	$ 2,881.1	$ 651.3	$ 723.4	$ 679.0	$ 1,264.6	$ 3,318.3
Total Reporting Segment Costs Summary (In Millions) [2]							
Seaborne Thermal Mining Operations	$ 642.3	$ 548.6	$ 147.9	$ 122.7	$ 156.3	$ 154.0	$ 580.9
Seaborne Metallurgical Mining Operations	892.9	616.7	109.9	147.4	122.1	170.1	549.5
Powder River Basin Mining Operations	1,007.5	796.3	198.3	203.1	210.1	224.8	836.3
Other U.S. Thermal Mining Operations	948.0	538.9	113.1	117.8	139.5	154.5	524.9
Total U.S. Thermal Mining Operations	1,955.5	1,335.2	311.4	320.9	349.6	379.3	1,361.2
Corporate and Other	49.2	37.9	(1.8)	11.6	14.4	(4.2)	20.0
Total	$ 3,539.9	$ 2,538.4	$ 567.4	$ 602.6	$ 642.4	$ 699.2	$ 2,511.6
Adjusted EBITDA (In Millions) [3]							
Seaborne Thermal Mining Operations	$ 329.4	$ 163.2	$ 28.5	$ 71.4	$ 104.4	$ 148.8	$ 353.1
Seaborne Metallurgical Mining Operations	140.2	(130.2)	(22.4)	(26.4)	57.4	169.6	178.2
Powder River Basin Mining Operations	221.2	194.8	30.1	45.5	37.0	22.3	134.9
Other U.S. Thermal Mining Operations	361.4	168.4	36.2	44.3	45.1	38.6	164.2
Total U.S. Thermal Mining Operations	582.6	363.2	66.3	89.8	82.1	60.9	299.1
Middlemount [4]	(9.8)	(29.2)	(2.3)	(4.1)	9.3	45.3	48.2
Resource Management Results [5]	8.2	15.3	0.4	3.9	(0.4)	3.0	6.9
Selling and Administrative Expenses	(145.0)	(99.5)	(21.7)	(21.4)	(21.1)	(20.7)	(84.9)
Other Operating Costs, Net [6]	(22.6)	(24.0)	12.3	8.9	57.4	37.5	116.1
Adjusted EBITDA [3]	$ 883.0	$ 258.8	$ 61.1	$ 122.1	$ 289.1	$ 444.4	$ 916.7

Note: Refer to definitions and footnotes on slides 39 – 40.

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36

Reconciliation of Non-GAAP Measures

Peabody

Reconciliation of Non-GAAP Financial Measures (In Millions)	Year Ended Dec. 31, 2019	Year Ended Dec. 31, 2020	Quarter Ended Mar. 31, 2021	Quarter Ended Jun. 30, 2021	Quarter Ended Sept. 30, 2021	Quarter Ended Dec. 31, 2021	Year Ended Dec. 31, 2021
(Loss) Income from Continuing Operations, Net of Income Taxes	$ (188.3)	$ (1,859.8)	$ (77.7)	$ (23.0)	$ (59.6)	$ 507.7	$ 347.4
Depreciation, Depletion and Amortization	601.0	346.0	68.3	77.1	77.9	85.4	308.7
Asset Retirement Obligation Expenses	58.4	45.7	15.9	15.1	14.3	(0.6)	44.7
Restructuring Charges	24.3	37.9	2.1	2.1	1.7	2.4	8.3
Transaction Costs Related to Business Combinations and Joint Ventures	21.6	23.1	-	-	-	-	-
Gain on Formation of United Wambo Joint Venture	(48.1)	-	-	-	-	-	-
Asset Impairment	270.2	1,487.4	-	-	-	-	-
Provision for North Goonyella Equipment Loss	83.2	-	-	-	-	-	-
North Goonyella Insurance Recovery - Equipment [7]	(91.1)	-	-	-	-	-	-
Changes in Deferred Tax Asset Valuation Allowance and Reserves and Amortization of Basis Difference Related to Equity Affiliates	(18.8)	30.9	(1.5)	(0.5)	(6.4)	(25.4)	(33.8)
Interest Expense	144.0	139.8	52.4	45.4	45.5	40.1	183.4
Net Loss (Gain) on Early Debt Extinguishment	0.2	-	(3.5)	(11.8)	(16.0)	(1.9)	(33.2)
Interest Income	(27.0)	(9.4)	(1.5)	(1.3)	(1.4)	(2.3)	(6.5)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	67.4	(5.1)	-	-	-	(43.4)	(43.4)
Unrealized (Gains) Losses on Derivative Contracts Related to Forecasted Sales	(42.2)	29.6	1.9	23.7	238.4	(148.9)	115.1
Unrealized (Gains) Losses on Foreign Currency Option Contracts	(1.2)	(7.1)	7.6	1.2	(0.6)	(0.7)	7.5
Take-or-Pay Contract-Based Intangible Recognition	(16.6)	(8.2)	(1.1)	(1.1)	(1.0)	(1.1)	(4.3)
Income Tax Provision (Benefit)	46.0	8.0	(1.8)	(4.8)	(3.7)	33.1	22.8
Adjusted EBITDA [3]	$ 883.0	$ 258.8	$ 61.1	$ 122.1	$ 289.1	$ 444.4	$ 916.7
Operating Costs and Expenses	$ 3,536.6	$ 2,524.9	$ 582.6	$ 611.4	$ 649.4	$ 709.7	$ 2,553.1
Unrealized Gains (Losses) on Foreign Currency Option Contracts	1.2	7.1	(7.6)	(1.2)	0.6	0.7	(7.5)
Take-or-Pay Contract-Based Intangible Recognition	16.6	8.2	1.1	1.1	1.0	1.1	4.3
North Goonyella Insurance Recovery - Cost Recovery and Business Interruption [7]	(33.9)	-	-	-	-	-	-
Net Periodic Benefit Costs (Credit), Excluding Service Cost	19.4	(1.8)	(8.7)	(8.7)	(8.6)	(12.3)	(38.3)
Total Reporting Segment Costs [2]	$ 3,539.9	$ 2,538.4	$ 567.4	$ 602.6	$ 642.4	$ 699.2	$ 2,511.6
Net Cash Provided By (Used In) Operating Activities	$ 677.4	$ (9.7)	$ 71.0	$ (93.8)	$ 4.4	$ 438.4	$ 420.0
Net Cash (Used In) Provided By Investing Activities	(261.3)	(206.7)	(93.2)	10.6	(37.1)	(11.8)	(131.5)
Add Back: Amount Attributable to Acquisition of Shoal Creek Mine	2.4	-	-	-	-	-	-
Free Cash Flow [8]	$ 418.5	$ (216.4)	$ (22.2)	$ (83.2)	$ (32.7)	$ 426.6	$ 288.5

Note: Refer to definitions and footnotes on slides 39 – 40.

BUILDING BRIGHTER FUTURES

37

38 Reconciliation of Non-GAAP Measures Dec. 31, 2021 Reconciliation of Non-GAAP Financial Measures (In Millions) Current Portion of Long-Term Debt 59.6$ Long-Term Debt, Less Current Portion 1,078.2 Less: Cash and Cash Equivalents (954.3) Net Debt (9) 183.5$ Calculation of Non-GAAP Financial Measures Gross Leverage (10) 1.2 Net Leverage (11) 0.2 Note: Refer to definitions and footnotes on slides 39 – 40.

39 Reconciliation of Non-GAAP Measures: Definitions (1) Year Ended Year Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended Year Ended Dec. 31, 2019 Dec. 31, 2020 Mar. 31, 2021 Jun. 30, 2021 Sept. 30, 2021 Dec. 31, 2021 Dec. 31, 2021 Net unrealized gain (loss) 50.6$ (34.5)$ (4.9)$ (19.9)$ (238.4)$ 149.5$ (113.7)$ (2) (3) (4) Year Ended Year Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended Year Ended Dec. 31, 2019 Dec. 31, 2020 Mar. 31, 2021 Jun. 30, 2021 Sept. 30, 2021 Dec. 31, 2021 Dec. 31, 2021 Tons sold 1.5 1.6 0.6 0.5 0.5 0.4 2.0 23.1$ 30.0$ 6.7$ 6.9$ 8.2$ 8.0$ 29.8$ Net interest expense 9.1 14.2 5.1 5.0 4.9 4.8 19.8 Income tax (benefit) provision (7.1) (14.3) (0.1) (0.8) 4.8 20.3 24.2 - - - - - 12.5 12.5 Note: Management believes that non-GAAP performance measures are used by investors to measure our operating performance and lenders to measure our ability to incur and service debt. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance as displayed in the reconciliation above. Adjusted EBITDA is used by management as the primary metric to measure each of our segment's operating performance. We account for our 50% equity interest in Middlemount Coal Pty Ltd. (Middlemount), which owns the Middlemount Mine, under the equity method. Middlemount's standalone results exclude the impact of related changes in deferred tax asset valuation allowance and reserves and amortization of basis difference recorded by the Company in applying the equity method. Middlemount's standalone results include (on a 50% attributable basis): Depreciation, depletion and amortization and asset retirement obligation expenses Total Reporting Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each of our segment's operating performance as displayed in the reconciliation above. Total Reporting Segment Costs is used by management as a metric to measure each of our segment's operating performance. Includes net gains (losses) related to unrealized mark-to-market adjustments on derivatives related to forecasted sales and other financial trading activity of: Insurance settlement attributable to 2019 business interruption and property damage claim (In Mill ions) (In Mill ions)

40 Reconciliation of Non-GAAP Measures: Definitions (5) (6) (7) (8) (9) (10) (11) We recorded a $125.0 million insurance recovery during the year ended December 31, 2019 related to losses incurred at our North Goonyella Mine. Of this amount, Adjusted EBITDA excludes an allocated amount applicable to total equipment losses recognized at the time of the insurance recovery settlement, which consisted of $24.7 million and $66.4 million recognized during the years ended December 31, 2019 and 2018, respectively. The remaining $33.9 million, applicable to incremental costs and business interruption losses, is included in Adjusted EBITDA for the year ended December 31, 2019. Net Debt is defined as current portion of long-term debt plus long-term debt, less current portion less cash and cash equivalents. Net Debt is reviewed by management as an indicator of our overall financial flexibility, capital structure and leverage. Gross Leverage is equal to current portion of long-term debt plus long-term debt, less current portion divided by Adjusted EBITDA. Net Leverage is equal to Net Debt divided by Adjusted EBITDA. Includes gains (losses) on certain surplus coal reserve and surface land sales and property management costs and revenues. Includes trading and brokerage activities, costs associated with post-mining activities, minimum charges on certain transportation-related contracts, costs associated with suspended operations including the North Goonyella Mine beginning in Q1 2020 and the Q3 2021 gain of $26.1 mill ion recognized on the sale of the Millennium Mine. Free Cash Flow is defined as net cash provided by (used in) operating activities less net cash (used in) provided by investing activities and excludes cash outflows related to business combinations. Free Cash Flow is used by management as a measure of our financial performance and our ability to generate excess cash flow from our business operations.